CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 220 to the registration statement on Form N-1A (File No. 333-515) (“Registration Statement”) of our report dated August 11, 2015, relating to the financial statements and financial highlights of Putnam International Value Fund, which appear in such Registration Statement. We also consent to the references to us under the "Financial highlights" and "Report of Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 26, 2015